EXHIBIT 10.46
AMENDMENT NO.cing7367.A.001
TO
AGREEMENT NO. GAMSA-STAR081106-00
This Amendment No. cing7367.A.001 (Amendment 1), effective as of December 7, 2007 (“Effective Date”), and amending Agreement No.GAMSA-STAR081106-00 by and between StarTek USA, Inc., a Delaware corporation (“Supplier”) and AT&T Mobility LLC f/k/a Cingular Wireless LLC, a Delaware limited liability company for the benefit of itself and its Affiliates (“AT&T”) , each of which may be referred to in the singular as “Party” or in the plural as “Parties.”
WITNESSETH
WHEREAS, Supplier and AT&T entered into Agreement No.GAMSA-STAR081106-00, effective as of the 11th day of August, 2006 (the “Agreement”); and
WHEREAS, Supplier and AT&T desire to amend the Agreement as hereinafter set forth.
Now, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:
1. Section 38.1 “Records and Audits” is hereby deleted in its entirety and is replaced with the following:
Section 38.1 “Records and Audits
a. Right to Audit – AT&T shall have the right from time to time to audit Supplier’s facilities, computer systems, network, and processes used to support this Agreement, and Supplier’s information handling procedures as they relate to AT&T information, books and records for any purpose relating to this agreement, including, but not limited to evaluating Supplier’s compliance with and performance under this Agreement, the adequacy of Supplier’s performance of its obligations hereunder, and the accuracy of all expenses and other amounts submitted to AT&T for payment. AT&T may bring in third parties to assist with any such audit provided that:
(i) None of such third parties is a competitor of Supplier; and
(ii) Before bringing a third party to assist with an audit, AT&T:
(1)	Requests and receives Supplier’s consent to such third party, which consent Supplier shall not withhold unreasonably, and

(2)	Causes such third party to be legally obligated to keep information it receives during such an audit strictly confidential, to not use such information for any purpose other than to assist AT&T with such audit, and to comply with Supplier’s rules and procedures with respect to Supplier’s facilities, systems, network, process, procedures, information, books, and records.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside ATT, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

.AT&T shall be liable to Supplier for the actions of each such third party and shall either (a) cause the obligations referred to in item 38.1a.(ii)(2) above to be directly enforceable by Supplier or (b) enforce such obligations at Supplier’s request.
b. Access to Information — Supplier shall cooperate fully in any AT&T audit and to provide AT&T’s representative’s access to personnel, network and other facilities, books and records, and any location where Supplier maintains books and records relating to this Agreement. AT&T’s representatives may photocopy any books and records that pertain to this Agreement and Supplier is required to maintain and provide to AT&T by either this Agreement or an Order or Statement of Work issued pursuant to this Agreement.
c. Cost of Audit – AT&T is responsible for AT&T’s out-of-pocket expenses with respect to any audit performed pursuant to Subparagraph a. of this Section except in the event that: (i) the audit reveals Supplier’s material noncompliance with or other material breach by Supplier of this Agreement; or (ii) a sampling of invoices reveals a net overpayment by AT&T in excess of [*] of the total amount billed in such sampling of invoices. In the event the audit reveals either of the occurrences described in clause (i) or clause (ii) of the immediately preceding sentence, Supplier will promptly pay AT&T for all of AT&T’s out-of-pocket costs of such audit. In the event the audit reveals the occurrence described in clause (ii) of this Subsection, Supplier shall also pay AT&T interest equal to [*] per annum of the net overpayment by AT&T.
d. Accounting and Certification — Supplier shall maintain complete and accurate books and records relating to this Agreement, including all expenses and other amounts submitted to AT&T for payment. Supplier shall keep its books and records in accordance with generally accepted accounting principles.  Upon request, Supplier shall certify as to the completeness and accuracy of its books and records.
e. Record Retention — Supplier shall retain all books and records relating to all expenses and other amounts submitted to AT&T for payment for at least three (3) years from the date such expenses or other amounts are submitted to AT&T for payment.
f. Audit Findings — Promptly after it receives an audit that identifies an out-of-compliance or other issue, Supplier shall deliver to AT&T a report that details how it plans to remedy each such issue. Supplier shall correct such out-of-compliance breach no later than [*] after Supplier receives the audit, except to the extent that either the out-of-compliance is due to AT&T or the correction depends on action to be taken by AT&T.
2. Section 20.1 “Independent Contractor” is hereby deleted in its entirety and it is replaced with the following:
Section 20.1 Independent Contractor
a. Supplier is engaged in an independent business and will perform all obligations under this Agreement as an independent contractor and not as an employee of AT&T. Supplier is authorized to act as a limited agent of AT&T Mobility solely for the purposes of marketing AT&T Mobility Materials and Services as outlined in the applicable Work Order. To the extend that Supplier obtains Customer Information from AT&T Mobility in connection with carrying out StarTek’s obligations under this Agreement, Supplier shall be considered an agent of AT&T Mobility with respect to the receipt and use of such information.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside ATT, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

b. Supplier’s personnel performing services shall be considered solely the employees of the Supplier and not employees of AT&T;
c. StarTek has and retains the right to exercise full control of and supervision over the performance of the Services and full control over the employment, direction, assignment, compensation, and discharge of all personnel performing the Services;
d. StarTek is solely responsible for all matters relating to compensation and benefits for all of StarTek’s personnel who perform Services. This responsibility includes (i) timely payment of compensation and benefits, including, but not limited to, overtime, medical, dental, and any other benefit, and (ii) all matters relating to compliance with all employer obligations to withhold employee taxes, pay employee and employer taxes, and file payroll tax returns and information returns under local, state and federal income tax laws, unemployment compensation insurance and state disability insurance tax laws, social security and Medicare tax laws, and all other payroll tax laws or similar laws with respect to all StarTek personnel providing Services;
e. StarTek shall indemnify, hold harmless and defend AT&T Mobility from all Losses related to StarTek’s failure to comply with the immediately preceding paragraph in accordance with the Section entitled “Indemnity.”
3. Section 21. Information is amended to include a new sub-section 21.3 as follows:
21.3 Customer Information
a. For the purposes of this Section, “Customer Information” includes, but is not limited to, customer name, address, e-mail address, and/or phone number (listed or unlisted); personal information concerning a customer, including birth date, social security number, drivers license, credit card information, bank account, account number or personal identification numbers; information concerning a customer’s calling patterns, call details, records of incoming or outgoing calls, or minutes of use or other use of AT&T’s services; information related to payments, credit status, and transactions with AT&T; demographic information; or aggregate customer data – including aggregate data with individual identifying information deleted; and customer proprietary network information (“CPNI”) (as that term is defined in Section 222 of the Communications Act of 1934, 47 U.S.C.222, as amended (“Section 222”)), which includes information available to AT&T by virtue of AT&T’s relationship with its customers as a provider of telecommunications service and may include: the quantity, technical configuration, location, type, destination, amount of use of telecommunications service subscribed to, and information contained on the telephone bills of AT&T’s customers pertaining to telephone exchange service or telephone toll service received by a customer of AT&T. Except as provided herein, as between Supplier and AT&T, title to all Customer Information shall be in AT&T. Except as otherwise provided herein, no license or rights to any Customer Information are granted to Supplier hereunder.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside ATT, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

b. Supplier acknowledges that Customer Information received may be subject to certain privacy laws and regulations and requirements, including requirements of AT&T. Supplier shall consider Customer Information to be private, sensitive and confidential. Accordingly, with respect to Customer Information, Supplier shall comply with all applicable privacy laws and regulations and requirements, including, but not limited to, the CPNI restrictions contained in Section 222. Accordingly, Supplier shall:
1. not use any CPNI to market or otherwise sell products to AT&T’s customers, except to the extent necessary for the performance of Services for AT&T or as otherwise approved or authorized by AT&T in this Agreement or in writing;
2. make no disclosure of Customer Information to any party other than AT&T, except to the extent necessary for the performance of Services for AT&T or except such disclosure required under force of law; provided that Supplier shall provide AT&T with notice immediately upon receipt of any legal request or demand by a judicial, regulatory or other authority or third party to disclose or produce Customer Information; Supplier shall furnish only that portion of the Customer Information that is legally required to furnish and shall provide reasonable cooperation to AT&T should AT&T exercise efforts to obtain a protective order or other confidential treatment with respect to such Customer Information;
3. not incorporate any Customer Information into any database other than in a database maintained exclusively for the storage of AT&T’s Customer Information;
4. not incorporate any data from any of Supplier’s other customers, including Affiliates of AT&T, into AT&T’s customer database;
5. make no use whatsoever of any Customer Information for any purpose except to comply with the terms of this Agreement;
6. make no sale, license or lease of Customer Information to any other party;
7. restrict access to Customer Information to only those employees of Supplier that require access in order to perform Services under this Agreement;
8. implement and comply with a data security plan, approved in advance in writing by AT&T, and other procedures as may be agreed by AT&T and Supplier relative to the security of Customer Information at all times in performing Services hereunder;
9. prohibit and restrict access or use of Customer Information by any of Supplier’s other customers, Supplier’s Affiliates, or third parties except as may be agreed otherwise by AT&T;
10. promptly return all Customer Information to AT&T upon expiration, Termination or Cancellation of this Agreement or applicable schedule or Order, unless expressly agreed or instructed otherwise by AT&T; and
11. immediately notify AT&T upon Supplier’s awareness of (i) any breach of the above-referenced provisions, (ii) any disclosure (inadvertent or otherwise) of Customer Information to any third party not expressly permitted herein to receive or have access to such Customer Information, or (iii) a breach of, or other security incident involving, Supplier’s systems or network that could cause or permit access to Customer Information inconsistent with the above-referenced provisions, and such notice shall include the details of the breach, disclosure or security incident. Supplier shall fully cooperate with AT&T in determining, as may be necessary or appropriate, actions that need to be taken including, but not limited to, the full scope of the breach, disclosure or security incident, corrective steps to be taken by Supplier, the nature and content of any customer notifications, law enforcement involvement, or news/press/media contact etc., and Supplier shall not communicate directly with any AT&T customer without AT&T’s consent, which such consent shall not be unreasonably withheld.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside ATT, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

4	EXHIBIT 8 “CPNI” is hereby added in its entirety.
5.	The terms and conditions of Agreement No. GAMSA-STAR081106-00 in all other respects remain unmodified and in full force and effect.
IN WITNESS WHEREOF, the Parties have caused this Amendment 1 to Agreement No. GAMSA-STAR081106-00 to be executed, which may be in duplicate counterparts, each of which will be deemed to be an original instrument.

StarTek USA Inc.		AT&T Services, Inc. on behalf of AT&T Mobility

By:	/s/ Patrick M. Hayes	By:	/s/ George Atchison

Printed Name: Patrick M. Hayes		Printed Name: George Atchison

Title: COO		Title: Senior Contract Manager

Date: 12/10/07		Date: 12/10/07
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside ATT, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Exhibit 8
CPNI Compliance
Notwithstanding any other provision of this Agreement, Supplier shall be AT&T’s agent for the limited purpose of marketing communications-related services as described in this Agreement. Supplier shall act on AT&T’s behalf with respect to such services, and Supplier’s performance of such services shall be conducted pursuant to the terms, conditions, and requirements of this Agreement.
Further, to the extent Supplier obtains or uses CPNI in connection with this Agreement, Supplier shall be an agent of AT&T with respect to the receipt and use of such information. “CPNI” means Customer Proprietary Network Information as defined by the Federal Communications Act of 1934, as amended and the Federal Communications Commission rules promulgated thereunder (Federal and State CPNI laws and regulations are referred to herein as the “CPNI Restrictions”). Supplier shall receive and use CPNI consistent with the CPNI Restrictions and in the manner specified herein with respect to “Confidential Information” as defined in the Information Section of the Agreement.
These requirements include, but are not limited to, the following: Supplier shall (1) not use any CPNI to market or otherwise sell products, except to the extent necessary to perform services for AT&T under this Agreement; (2) make no sale, license or lease of CPNI to any other party; (3) restrict access to CPNI to only those employees of Supplier that require access to perform services under this Agreement; (4) implement and comply with a data security plan, approved in advance in writing by AT&T; and (5) promptly return all CPNI to AT&T upon expiration, Termination or Cancellation of this Agreement, unless expressly agreed or instructed otherwise by AT&T.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside ATT, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.